Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Fauquier Bankshares, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of Fauquier Bankshares, Inc. Amended and Restated Stock Incentive Plan of our report dated March 24, 2017 on the consolidated financial statements for the year ended December 31, 2016.

/s/ Smith Elliott Kearns & Company, LLC

SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania

August 15, 2019